EXHIBIT 23.1


                                    KLT Logo
                            Kyle L. Tingle, CPA, LLC
                          Personal Financial Planning,
                        Business Services & Tax Planning


August 6, 2004


TO WHOME IT MAY CONCERN:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated April 21, 2004 accompanying the audited financial statements of International Card Establishment, Inc. as of December 31, 2003, in the Registration Statement on Form SB-2, Amendment No. 1, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,





/s/ KYLE L. TINGLE, CPA, LLC
____________________________
    Kyle L. Tingle
    Kyle L. Tingle, CPA, LLC



 P.O. Box 50329*Henderson, Nevada 89016*Phone:(702) 450-2200*Fax:(702) 436-4218
                       E-MAIL: ktingle@kyletinglecpa.com